Exhibit 32.2

Certification

I, David Rattner, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Perry Ellis International, Inc. (the “Company”) for the quarter ended July 29, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 31, 2017

/S/ DAVID RATTNER
Name:	David Rattner
Title:	Chief Financial Officer (Principal Financial Officer )

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.